CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
THREE MONTHS ENDED DECEMBER 31, 1998
(unaudited)

                                                  CERBCO, Inc.                                 CERBCO, Inc.    Insituform East,
                                                  Consolidated                Eliminations    Unconsolidated     Incorporated

Sales                                            $   5,898,104                $        0         $       0      $ 5,898,104
                                                 -------------                ----------         ---------      -----------

Costs and Expenses:
  Cost of sales                                      5,030,790                         0                 0        5,030,790
  Selling, general and administrative expenses       1,249,798                         0           192,142        1,057,656
                                                 -------------                ----------         ---------      -----------
    Total Costs and Expenses                         6,280,588                         0           192,142        6,088,446
                                                 -------------                ----------         ---------      -----------

Operating Loss                                        (382,484)                        0          (192,142)        (190,342)
Investment Income                                      235,246                         0           220,926           14,320
Interest Expense                                       (11,193)                        0                 0          (11,193)
Other Income (Expense) - net                            76,362                         0           (14,608)          90,970
                                                 -------------                ----------         ---------      -----------

Loss Before Non-Owned Interests and
    Income Taxes                                       (82,069)                        0            14,176          (96,245)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                   20,725                         0                 0           20,725
                                                 -------------                ----------         ---------      -----------

Loss Before Non-Owned Interests in
    Insituform East and Income Taxes                   (61,344)                        0            14,176          (75,520)

Credit for Income Taxes                                (20,000)                        0            10,000          (30,000)
                                                 -------------                ----------         ---------      -----------

Loss Before Non-Owned Interests in
    Insituform East                                    (41,344)                        0             4,176          (45,520)

Non-Owned Interests in Loss of Insituform East          30,646    (A)             30,646                 0                0
                                                 -------------                ----------         ---------      -----------

NET EARNINGS (LOSS)                              $     (10,698)               $   30,646         $   4,176      $   (45,520)
                                                 =============                ==========         =========      ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
SIX MONTHS ENDED DECEMBER 31, 1998
(unaudited)

                                                    CERBCO, Inc.                               CERBCO, Inc.    Insituform East,
                                                    Consolidated              Eliminations    Unconsolidated     Incorporated

Sales                                            $  11,946,046                $        0         $       0      $11,946,046
                                                 -------------                ----------         ---------      -----------

Costs and Expenses:
  Cost of sales                                     10,081,241                         0                 0       10,081,241
  Selling, general and administrative expenses       2,456,337                         0           358,855        2,097,482
                                                 -------------                ----------         ---------      -----------
    Total Costs and Expenses                        12,537,578                         0           358,855       12,178,723
                                                 -------------                ----------         ---------      -----------

Operating Loss                                        (591,532)                        0          (358,855)        (232,677)
Investment Income                                      486,108                         0           447,048           39,060
Interest Expense                                       (23,898)                        0                 0          (23,898)
Other Income (Expense) - net                           110,000                         0           (36,575)         146,575
                                                 -------------                ----------         ---------      -----------

Loss Before Non-Owned Interests and
    Income Taxes                                       (19,322)                        0            51,618          (70,940)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                   82,348                         0                 0           82,348
                                                 -------------                ----------         ---------      -----------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes                    63,026                         0            51,618           11,408

Provision for Income Taxes                              34,000                         0            30,000            4,000
                                                 -------------                ----------         ---------      -----------

Earnings Before Non-Owned Interests in
    Insituform East                                     29,026                         0            21,618            7,408

Non-Owned Interests in Earnings of Insituform East      (4,987)   (C)             (4,987)                0                0
                                                 -------------                ----------         ---------      -----------

NET EARNINGS                                     $      24,039                $   (4,987)        $  21,618      $     7,408
                                                 =============                ==========         =========      ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
DECEMBER 31, 1998
(unaudited)

                                                    CERBCO, Inc.                               CERBCO, Inc.    Insituform East,
                                                    Consolidated              Eliminations    Unconsolidated     Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                      $  19,411,856                $        0       $18,122,478      $ 1,289,378
  Accounts receivable                                5,711,279                         0                 0        5,711,279
  Inventories                                        1,469,449                         0                 0        1,469,449
  Prepaid and refundable taxes                         698,939                         0                 0          698,939
  Prepaid expenses and other                           353,408                         0             7,709          345,699
                                                 -------------               -----------       -----------      -----------

TOTAL CURRENT ASSETS                                27,644,931                         0        18,130,187        9,514,744

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                   0    (E)         (7,309,390)        7,309,390                0
  Intercompany receivables and payables                      0                         0                96              (96)

Property, Plant and Equipment - net of
  accumulated depreciation                          10,853,135                         0            83,227       10,769,908

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                            2,276,706    (E)          2,276,706                 0                0
  Cash surrender value of SERP life insurance        1,490,628                         0         1,423,839           66,789
  Deposits and other                                   100,490                         0            44,490           56,000
                                                 -------------               -----------       -----------      -----------
TOTAL ASSETS                                     $  42,365,890               $(5,032,684)      $26,991,229      $20,407,345
                                                 =============               ===========       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities       $   2,191,151               $         0       $    19,440      $ 2,171,711
  Income taxes payable                               1,108,904                         0         1,076,708           32,196
  Current portion of capital lease obligations          38,219                         0                 0           38,219
                                                 -------------               -----------       -----------      -----------
TOTAL CURRENT LIABILITIES                            3,338,274                         0         1,096,148        2,242,126

Long-Term Liabilities:
  Capital lease obligations                             84,783                         0                 0           84,783
  Deferred income taxes                              1,019,000                         0                 0        1,019,000
  Accrued SERP liability                               728,894                         0           693,465           35,429
                                                 -------------               -----------       -----------      -----------
TOTAL LIABILITIES                                    5,170,951                         0         1,789,613        3,381,338
                                                 -------------               -----------       -----------      -----------
Non-Owned Interests:                                11,990,902    (C)(E)      10,374,190                 0        1,616,712
                                                 -------------               -----------       -----------      -----------
Stockholders' Equity:
  Common stock                                         118,697    (E)           (175,486)          118,697          175,486
  Class B stock                                         29,598    (E)            (11,904)           29,598           11,904
  Additional paid-in capital                         7,527,278    (E)         (4,000,424)        7,527,278        4,000,424
  Retained earnings                                 17,528,464    (D)(E)     (12,408,673)       17,526,043       12,411,094
  Treasury stock                                             0    (E)          1,189,613                 0       (1,189,613)
                                                 -------------               -----------       -----------      -----------
TOTAL STOCKHOLDERS' EQUITY                          25,204,037               (15,406,874)       25,201,616       15,409,295
                                                 -------------               -----------       -----------      -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $  42,365,890               $(5,032,684)      $26,991,229      $20,407,345
                                                 =============               ===========       ===========      ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
DECEMBER 31, 1998
(unaudited)

(A)
Non-owned interests                                                        $30,646
  Non-owned interests in loss of subsidiary                                                      $30,646
To record non-owned interests in loss of Insituform East for the three months ended December 31, 1998.

(B)
Current quarter earnings adjustments                                       $30,646
  Retained Earnings                                                                              $30,646
To close out impact of eliminating entries on current quarter's statement of earnings.

(C)
Non-owned interests in earnings of subsidiary                               $4,987
  Non-owned interests                                                                             $4,987
To record non-owned interests in earnings of Insituform East for the six months ended December 31, 1998.

(D)
Retained Earnings                                                           $4,987
    Current quarter earnings adjustments                                                          $4,987
To close out impact of eliminating entries on six month's
statement of earnings.

(E)
Common stock                                                            $  175,486
Class B stock                                                               11,904
Additional paid-in capital                                               4,000,424
Retained earnings                                                       12,403,686
Excess of acquisition cost over value of net assets acquired             2,276,706
  Treasury stock                                                                             $ 1,189,613
  Non-owned interests                                                                         10,369,203
  Investment in subsidiary                                                                     7,309,390
To eliminate investments in consolidated subsidiaries.